Exhibit 99.1

Zura Bio to Present at the Leerink Partners Global Healthcare Conference

HENDERSON, Nev. – (BUSINESS WIRE) – February 24, 2025 - Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio”), a clinical stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases, today announced that members of its senior leadership team will participate in a fireside chat at the Leerink Partners Global Healthcare Conference on Tuesday, March 11, 2025, at 1:40 p.m. ET, and will host investor meetings in Miami, FL.

A live webcast and a replay of the presentation will be available on the News & Events page in the Investors & Media section of the Zura Bio website. The presentation will be archived on the website for at least 30 days following the event.

ABOUT ZURA BIO

Zura Bio is a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases. Currently, Zura Bio is developing three assets which have completed Phase 1/1b studies. The company is developing a portfolio of therapeutic indications for tibulizumab (ZB-106), crebankitug (ZB-168), and torudokimab (ZB-880), with a goal of demonstrating their efficacy, safety, and dosing convenience in autoimmune and inflammatory diseases, including systemic sclerosis and other indications with unmet needs.

CONTACT

Megan K. Weinshank

Head of Corporate Affairs

ir@zurabio.com